                                                                    EXHIBIT 21.1

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                                                                 State of
                                                              Incorporation/               Name Under Which
                 Names of Subsidiaries                         Organization                Business is Done
--------------------------------------------------------  ----------------------- -----------------------------------

   1.  Camden Operating, L.P.                                      Delaware               Camden Operating, L.P.

   2.  Camden USA, Inc.                                            Delaware                  Camden USA, Inc.




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